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                                                                   Exhibit 4.13


                               LETTER AGREEMENT

        Letter Agreement, dated as of July 13, 1995 (this "Letter Agreement"), between NATIONAL FLEET FUNDING CORPORATION, a Delaware corporation ("NFC") and GOLDMAN SACHS MONEY MARKETS, L.P., a Delaware limited partnership ("GSMN LP").

                             W I T N E S S E T H:

        WHEREAS, NFC desires, in connection with that certain Dealer Agreement, dated as of June 7, 1995 (the "Dealer Agreement") among NFC, National Care Rental System, Inc., a Delaware Corporation ("National") and CS First Boston Corporation, a Massachusetts corporation ("CSFB"), to appoint GSMM LP to act as Dealer for the Notes (as defined in the Dealer Agreement) and GSMN LP desires to accept such appointment as a Dealer;

        NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereby agree, upon the terms and subject to the conditions set forth below, as follows:

        SECTION 1. Defined Terms. All capitalized terms used herein and not otherwise defined herein shall have the meanings set forth for such terms in Annex A to the Liquidity Agreement, dated as of June 7, 1995, among NFC, certain financial institutions listed on the signature pages thereto and Citibank, N.A., as liquidity agent, as such agreement may be amended, supplemented, restated or otherwise modified from time to time.

        SECTION 2. Appointment as Dealer. NFC hereby appoints GSMM LP to act as a dealer for the Notes in accordance with the terms and conditions of the Dealer Agreement and acknowledges that GSMM LP shall have the right to assist NFC in the sale or placement of the Notes during the term of the Dealer Agreement in accordance with the terms and conditions of the Dealer Agreement. GSMM LP hereby accepts such appointment and by its signature hereto shall become a Dealer under the Dealer Agrement with the same force and effect as if originally named therein as a Dealer and GSMM LP hereby agrees to all terms and provisions of the Dealer Agreement applicable to it as a Dealer thereunder.

        SECTION 3. Notices; Delivery of Certificated Notes. (a) Unless otherwise indicated in the Dealer Agreement, all notices required to be provided to GSMM LP as a Dealer under the terms and provisions of the Dealer Agreement shall be in writing, either delivered by hand, by mail (postage prepaid), or by telex, telecopier or telegram, and any such notice shall be effective when received by GSMM LP at the address specified below.
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                Goldman Sachs Money Markets, L.P.
                85 Broad Street
                New York, New York 10004

                Attention:      Blanton Neill
                Telephone No.:  (212) 902-0346
                Facsimile No,:  (212) 357-8680


        (b) Pursuant to the Dealer Agreement, if Notes sold or placed by GSMM LP are evidenced by Certificated Notes, NFC will instruct the Depositary to deliver executed and countersigned Certificated Notes to Goldman Sachs Money Markets, L.P., Note and Discount, 85 Broad Street, New York, New York 10021, prior to 2:15 p.m., New York City time, on the date of issuance.

                SECTION 4.  Conditions of Effectiveness.  This Letter
Agreement shall become effective on the date hereof, if, and only if, on or prior to the date hereof, counterparts of this Letter Agreement shall have been duly executed and delivered by NFC and GSMM LP and counterparts of this Letter Agreement shall have been duly acknowledged and delivered by National and CSFB.

                SECTION 5. Execution in Counterparts. This Letter Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Letter Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Letter Agreement.

                SECTION 6. Governing Law. THIS LETTER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.


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        IN WITNESS WHEREOF, the parties hereto have caused this Letter
Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.



                               NATIONAL FLEET FUNDING CORPORATION

                               By: /s/ Michael S. Becker
                                  ----------------------------------------
                                  Name:  Michael S. Becker
                                  Title: Treasurer


                               GOLDMAN SACHS MONEY MARKETS, L.P.,
                                a Delaware limited partnership


                               By:  GSMM Corp., as sole general partner



                               By: /s/ John P. Heanue
                                  ----------------------------------------
                                  Name: John P. Heanue
                                  Title: Corp. Officer


ACKNOWLEDGED BY:


NATIONAL CAR RENTAL SYSTEM, INC.


By: /s/ Ervin A. Zater
   ----------------------------------------
   Name:   Ervin A. Zater
   Title:  Corporate Vice President




CS FIRST BOSTON CORPORATION


By: /s/ Richard W. Kulz
   ----------------------------------------
   Name: Richard W. Kulz
   Title: Director